Exhibit 99.2

Unaudited Pro Forma Condensed Combined Statement of Income of WageWorks, Inc. and the ADP COBRA/CHSA Business

The unaudited pro forma condensed combined statement of income for the year ended December 31, 2016 updates the previously filed pro forma condensed financial statement included in our Form 8-K/A dated February 3, 2017. Accordingly, the unaudited pro forma condensed combined statement of income for the year ended December 31, 2016 gives effect to the acquisition as if it had occurred on January 1, 2016.

The unaudited pro forma condensed combined statement of income set forth below has been presented for informational purposes only. The pro forma data is not necessarily indicative of, or intended to represent, what the combined Company’s results of income actually would have been had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined statement of income do not purport to project the future operating results of the combined Company. These unaudited pro forma condensed combined statement of income should be read in conjunction with the Company’s historical consolidated financial statements and related notes included in its Annual Report on Form 10-K for the year ended December 31, 2016, and the Company’s Form 8-K/A (001-35232) filed with the Securities and Exchange Commission (“the SEC ”).

WAGEWORKS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

(in thousands, except per share amounts)

	WageWorks, Inc.	ADP COBRA/CHSA Business	Note 3 Pro Forma Adjustments		Pro Forma Combined
	12 Months Ended December 31, 2016	For the Period from January 1 to November 27, 2016			12 Months Ended December 31, 2016

Revenues:
Healthcare	$202,897	$79,491	$—		$280,339
Commuter	70,163		—		70,163
COBRA	75,246	34,067	—		111,362
Other	16,407		—		16,407

Total revenues	364,713	113,558	—		478,271

Operating expenses:

Cost of revenues (excluding amortization of internal use software)	130,224	63,949	—		194,173
Technology and development	45,271	8,414	—		53,685
Sales, marketing, general and administrative	121,228	10,748	(815)	B	131,161
Amortization and change in contingent consideration	34,097	688	8,205	A	42,990
Employee termination and other charges	1,147	—	—		1,147

Total operating expenses	331,967	83,799	7,390		423,156

Income from operations	32,746	29,759	(7,390)		55,115
Other income (expense):
Interest income	406	—	—		406
Interest expense	(2,192)	—	(2,629)	C	(4,821)
Other income (expense)	1,221	—	—		1,221

Income before income taxes	32,181	29,759	(10,019)		51,921
Income tax provision	(11,976)		(7,346)	D	(19,322)

Net income	$20,205	$29,759	$(17,365)		$32,599

Net income per share:
Basic	$0.56				$0.90
Diluted	$0.54				$0.88
Shares used in computing net income per share:
Basic	36,404				36,404
Diluted	37,210				37,210

	ADP COBRA/CHSA STATEMENT OF REVENUES AND DIRECT EXPENSES
	(unaudited)
	(in thousands)
	Fiscal Year Ended June 30, 2016	Less: Six Months Ended December 31, 2015	Plus: Three Months Ended September 30, 2016	Plus: Period from October 1 to November 27, 2016	Period from January 1 to November 27, 2016
Revenues:
Total revenues	$130,575	$64,810	$29,444	$18,349	$113,558

Operating expenses:
Cost of revenues (excluding amortization of internal use software)	73,058	35,430	16,181	10,140	63,949
Technology and development	8,732	4,352	2,425	1,609	8,414
Sales, marketing, general and administrative	12,251	6,120	2,893	1,724	10,748
Amortization and change in contingent consideration	750	375	188	125	688

Total operating expenses	94,791	46,277	21,687	13,598	83,799

Income from operations	35,784	18,533	7,757	4,751	29,759
Other income (expense):
Interest income	—	—	—	—	—
Interest expense	—	—	—	—	—
Other income (expense)	—	—	—	—	—

Income before income taxes	35,784	18,533	7,757	4,751	29,759
Income tax provision	—	—	—	—	—

Net income	$35,784	$18,533	$7,757	$4,751	$29,759

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

NOTE 1 – DESCRIPTION OF TRANSACTION

On November 28, 2016, the Company completed its acquisition of certain of ADP’s assets (excluding client contracts, among other assets), and has assumed certain of ADP’s liabilities, in each case, relating to ADP’s (i) Consumer Health & Spending Accounts ( CHSA ) business (consisting of the flexible spending accounts (FSA), health reimbursement arrangements (HRA), health spending accounts (HSA), tuition reimbursement, and commuter services businesses) (the “ CHSA Business ”), and (ii) COBRA business (consisting of the COBRA and direct bill businesses) (the “ COBRA Business ” and, the COBRA Business together with the CHSA Business, the “ Business ”) in each case, subject to the terms and conditions of the Asset Purchase Agreement (including, but not limited to, certain exclusions in respect of specific assets and liabilities relating to the Business) (the “ Transaction ”) with a consideration of approximately $235 million in cash. In connection with the Transaction, on November 9, 2016, the Company borrowed $169.9 million against its $250.0 million revolving credit facility which had a maturity date of June 5, 2020.

NOTE 2 – BASIS OF PRESENTATION

The unaudited pro forma condensed combined statement of income of the Company and the ADP COBRA/CHSA Business for the year ended December 31, 2016 are presented as if the acquisition had closed on January 1, 2016. The unaudited pro forma combined statement of income for the 12 months ended December 31, 2016 was prepared utilizing the Company’s audited statement of income for the year ended December 31, 2016, and the unaudited statements of revenues and direct expenses for the period from January 1 to November 27, 2016, as derived from the historical statements of revenues and direct expenses of the ADP COBRA/CHSA Business as follows:

12-months ended June 30, 2016;
-	Less:	Six months ended December 31, 2015;
-	Plus:	Three months ended September 30, 2016; and
-	Plus:	Period from October 1 to November 27, 2016.

The pro forma information was prepared based on the above information, as adjusted for the pro forma impact of applying the acquisition method of accounting in accordance with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”). The unaudited pro forma condensed combined statement of income has been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisition (2) factually supportable, and (3) expected to have a continuing impact on the combined company.

The unaudited pro forma condensed combined statement of income have been presented for informational purposes only. The pro forma data does not purport to represent what the combined Company’s results of operations actually would have been had the acquisition been completed as of the dates indicated, nor is it indicative of future operating results of the combined Company.

The Company’s year-end is December 31, while the ADP COBRA/CHSA Business’ fiscal year end was June 30. Accordingly, the Company has aligned the ADP COBRA/CHSA Business’ reporting period to the Company’s reporting period. The unaudited pro forma condensed combined statement of income has been aligned to use the Company’s reporting period date for the 12 months ended December 31, 2016.

NOTE 3 – PRO FORMA ADJUSTMENTS

The following is a description of the unaudited pro forma adjustments reflected in the unaudited pro forma condensed combined statement of income (in thousands except per share amount):

Adjustments to the pro forma condensed combined statement of income:

(A) Pro forma adjustments to adjust the amortization of acquired intangible assets:

Year Ended
December 31, 2016
Elimination of historical amortization of intangible assets in the ADP COBRA/CHSA Business	$(688)
Addition of amortization for the Company’s acquired intangible asset	8,893

Total pro forma adjustments for amortization of acquired intangible assets	$8,205

(B) Pro forma adjustment to eliminate the directly attributable acquisition-related expenses:

Year Ended
December 31, 2016
Directly attributable acquisition-related expenses	$(815)

(C) Pro forma adjustment to adjust the interest expense related to long-term debt as if the November 9, 2016 borrowing had occurred on January 1, 2016:

Year Ended
December 31, 2016
Interest expense	$(2,629)

(D) Pro forma adjustments to record the income tax provision impact of the pro forma adjustments (A) to (C) which have been calculated based on the statutory rate in effect during the periods for which the pro forma statement of income was presented (in thousands):

Year Ended
December 31, 2016
Total pro forma adjustments for income tax provision impact	$(7,346)

(E) Pro forma net income per share for basic and diluted based on combined statement of income:

Year Ended
December 31, 2016
Basic	$0.90
Diluted	$0.88

The pro forma condensed combined statement of income include revenues from a specific customer of ADP which exceed the level of revenues that the Company anticipates will be realized in the statement of income on a prospective basis.